Exhibit h

Up to 9,500,000 Shares of Common Stock

Issuable Upon Exercise of Transferable Rights

to Subscribe for such Shares

FORM OF DEALER MANAGER AGREEMENT

March [    ], 2008

J.P. Morgan Securities Inc.

SunTrust Robinson Humphrey, Inc.

RBC Capital Markets Corporation

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Ladies and Gentlemen:

MCG Capital Corporation, a Delaware corporation (the “Company”) confirms its agreement with and appointment of J.P. Morgan Securities Inc., SunTrust Robinson Humphrey, Inc., and RBC Capital Markets Corporation to act as co-dealer managers (the “Dealer Managers”) in connection with the issuance by the Company to the holders of record (the “Record Date Holders”) at 5:00 p.m. (New York City time) on March [•], 2008 (the “Record Date”) (or such other date as is established as the record date for such purpose) of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), of transferable rights entitling such Record Date Holders, and any transferees of rights thereof (collectively, the “Holders”), to collectively subscribe for up to an aggregate of 9,500,000 whole shares (each, a “Share” and, collectively, the “Shares”) of Common Stock (the “Rights Offering”). Pursuant to the terms of the Rights Offering, the Company is issuing each Record Date Holder one transferable right (each, a “Right” and, collectively, the “Rights”) for every seven (7) shares of Common Stock held by such Record Date Holder on the Record Date. The Rights entitle Holders to acquire during the subscription period (the “Subscription Period”) set forth in the Prospectus (as defined below) at the subscription price, which will be 88% of the volume-weighted average of the sales price of the Common Stock on the Nasdaq Global Select Market (the “NASDAQ”) on the five trading days ending on the Expiration Date (defined below) of the Rights Offering (the “Subscription Price”), one Share for each Right exercised, on the terms and subject to the conditions set forth in the Prospectus, as defined herein. No fractional Shares will be issued. Pursuant to the over-subscription privilege in connection with the Rights Offering (the “Over-Subscription Privilege”), Holders who fully exercise all Rights issued to them may subscribe for additional Shares not subscribed for by other Holders. The Rights are transferable and are expected to be listed on the Nasdaq Global Select Market (the “NASDAQ”) under the symbol “MCGCR.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-148805) under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), and has filed such amendments to such registration statement on Form N-2, if any, as may have been required prior to the date hereof. The Company will prepare and file such additional amendments thereto as may hereafter be required. The registration statement has become effective and a prospectus containing certain information omitted, if any, at the time of effectiveness pursuant to Rule 430A of the Securities Act will promptly be filed by the Company with the Commission in accordance with Rule 497 of the Securities Act. Except where the context otherwise requires, the term “Registration Statement,” as used herein, means the registration statement, as amended, including the financial statements and all exhibits and all documents, if any, incorporated therein by reference, at the time it became effective (and as amended by any post effective amendment thereto), including the information, if any, deemed to be a part of the registration statement pursuant to Rule 430A and Rule 497 under the Securities Act and including any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”). The Company has furnished to you, for use by the Dealer Managers in connection with the Rights Offering, copies of one or more prospectuses relating to the Rights Offering. Except where the context otherwise requires, the term “Prospectus,” as used herein, means the prospectus dated March [•], 2008, filed by the Company with the Commission in accordance with Rule 497 of the Securities Act, as amended or supplemented subsequent thereto, in the form furnished by the Company to the Dealer Managers for use by the Dealer Managers in connection with the Rights Offering. The term “Offering Materials” shall refer to (i) the letters to beneficial owners of the shares of Common Stock of the Company, forms used to exercise rights, any letters from the Company to securities dealers, commercial banks and other nominees, in each case in the form filed as exhibits to the Registration Statement and (ii) any newspaper announcements, press releases and other offering materials and information in connection with the Rights Offering, in each case in the form filed by the Company with the Commission in accordance with Rule 482 under the Securities Act. As used in this Agreement, “business day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Dealer Managers as of the date hereof, as of the date of the commencement of the Rights Offering (such date being hereinafter referred to as the “Representation Date”), and as of the time and date of expiration of the Rights Offering, as set forth in the Prospectus (as it may be extended as provided in the Prospectus, the “Expiration Date”), that:

(a) At the time the Registration Statement became effective, it complied, and the Prospectus, as of the Representation Date and the Expiration Date, complied or will comply, as the case may be, in all material respects with the requirements of the Securities Act as applicable to business development companies and with the applicable rules and regulations of the Commission thereunder; the conditions to the use of Form N-2 in connection with the distribution of the Rights and the offering and sale of the Shares issuable upon exercise of the Rights, as contemplated hereby and as set forth in the Prospectus have been satisfied; the Registration Statement, when it became effective, and any supplement or amendment thereto, as of its effective date, did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and the Offering Materials, and any amendments or supplements thereto, as of their respective dates, and at all times from the Representation Date through the Expiration Date did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided the representations and warranties set forth in Section 1(a) do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, the Offering Materials, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company by any Dealer Manager in writing expressly for use therein (it being understood that the only such information furnished to the Company by or on behalf of the Dealer Managers consists of the information described in Section 7(b) below); no stop order of the Commission preventing or suspending the use of the Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission.

(b) All of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and sold and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws (including, without limitation, federal and state securities laws) and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Rights have been duly authorized by all requisite action on the part of the Company for issuance pursuant to the Rights Offering; the Shares have been duly authorized by all requisite action on the part of the Company for issuance and sale pursuant to the terms of the Rights Offering and, when issued and delivered by the Company upon exercise of the Rights pursuant to the terms of the Rights Offering against payment of the Subscription Price, will be validly issued, fully paid and non-assessable; the Shares and the

Rights conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus.

(c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein.

(d) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”).

(e) The Company owns, directly or indirectly, all of the issued and outstanding capital equity of each of its subsidiaries (as such term is defined under the Securities Act), excluding (i) any of the entities listed on the Schedule of Investments contained in the Prospectus or any portfolio transaction occurring after December 31, 2007 and (ii) any subsidiaries with no assets (aside from de minimis capital contributions), liabilities or operations (each such entity a “Subsidiary” and collectively the “Subsidiaries”); complete and correct copies of the charters, bylaws or similar organizational documents of the Company and each Subsidiary and all amendments thereto have been delivered to the Dealer Managers, and no material changes therein will be made on or after the date hereof through and including the Expiration Date; each Subsidiary has been duly formed or incorporated and is validly existing as a limited liability company, business trust or corporation in good standing under the laws of the jurisdiction of its formation or incorporation, with full limited liability company, business trust, limited partnership or corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign limited liability company, business trust, limited partnership or corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding limited liability company interests, limited partnership interests, beneficial interests or shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned, directly or indirectly, by the Company subject to no security interest or other encumbrance or claim.

(f) The Company has full right, power and authority to execute and deliver this Agreement, the Subscription Agent Agreement by and between the Company and American Stock Transfer (the “Subscription Agent”), and the Information Agent Agreement by and between the Company and Georgeson Inc. (the “Information Agent”) (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Prospectus has been duly and validly taken.

(g) Neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (beyond any applicable grace, notice or cure periods relating thereto) (i) its charter, bylaws or similar organizational documents, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or (iii) any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (iv) any federal, state, local or foreign law, regulation or rule, or (v) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (vi) any decree, judgment or order applicable to it or any of its properties, except to the extent that such contravention would not, individually or in the aggregate, have a Material Adverse Effect.

(h) Neither the issuance of the Rights, nor the issuance and sale of the Shares upon the exercise of the Rights, nor the execution, delivery, performance and consummation by the Company of any other of the transactions contemplated by this Agreement, the Registration Statement, or the Prospectus will result in any breach or violation of or constitute a default under (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (i) the charter, bylaws or similar organizational documents of the Company or any of the Subsidiaries, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or (iii) any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (v) any federal, state, local or foreign law, regulation or rule, or (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (vi) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except to the extent that such contravention would not, individually or in the aggregate, have a Material Adverse Effect.

(i) No approval, authorization, consent, registration, qualification or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), is required in connection with the issuance of the Rights, nor the issuance and sale of the Shares upon the exercise of the Rights, or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Rights and the Shares issued upon exercise of the Rights under the Securities Act, which has been effected (or, with respect to any 462(b) Registration Statement, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Rights are being offered by the Dealer Managers, (iii) any necessary qualification for listing of the Rights and the Shares on NASDAQ, or (iv) under the Conduct Rules of the National Association of Securities Dealers, Inc., incorporated by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(j) Except as described in the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with issuance of the Rights or the issuance of the Shares upon exercise of the Rights; no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby.

(k) Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses except such licenses, authorizations, consents and approvals the failure of which to possess would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(l) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries is, or of which any of their respective properties is or would be subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), except any such legal or governmental proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.

(m) To the Company’s knowledge, Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is included in the Registration Statement and the Prospectus, are independent registered public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder (as set forth in the Code of Federal Regulations (“CFR”)).

(n) The financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) and present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis; the other financial data contained in the Registration Statement and the Prospectus have been derived from the accounting records of the Company and its consolidated Subsidiaries and fairly present in all material respects and were prepared on a basis consistent with the financial statements; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and all disclosures contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Item 10 of Regulation S-K under the Securities Act.

(o) Except as otherwise disclosed in the Prospectus (or any amendment or supplement thereto), subsequent to the Representation Date, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition, stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock, excluding issuances pursuant to the Company’s dividend reinvestment plan or grants of restricted stock to employees, or material change in outstanding indebtedness of the Company or any Subsidiaries or (v) except for regular dividends consistent with past practice, any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary or repurchase or redemption by the Company or any Subsidiary of any class of capital stock.

(p) The Company has elected to be regulated as a “business development company” under the Investment Company Act of 1940, as amended, including the rules and regulations thereunder (collectively, the “Investment Company Act”) and has not withdrawn such election, and the Commission has not ordered that such election be withdrawn nor to the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission.

(q) (i) The Company’s and its Subsidiaries’ current business operations and investments are in compliance in all material respects with the provisions of the Investment Company Act and the rules and regulations of the Commission thereunder (as set forth in the CFR) applicable to business development companies and, after giving effect to the issuance and sale of the Shares upon the exercise of the Rights, will be in compliance in all material respects with such provisions and rules and regulations (as set forth in the CFR); (ii) during the past fiscal year, the Company has been organized and operated, and is currently organized and operates, in compliance in all material respects with the requirements to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

(r) Except as disclosed in the Prospectus, all federal, state and foreign tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided, and except to the extent that the failure to timely file or timely pay would not have a Material Adverse Effect.

(s) The Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof.

(t) The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act that includes internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u) The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15e and 15d-15e under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15f and 15d-15f under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accounting firm and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data; (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting; and (iii) any change in the Company’s internal control over financial reporting that occurred during the year ended December 31, 2007 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting and any such change is disclosed in the Company’s Form 10-K for the year ended December 31, 2007; all material weaknesses, if any, in internal control over financial reporting have been identified to the Company’s independent registered public accounting firm; since the date of the most recent evaluation of such disclosure control and procedures and internal control over financial reporting, there have been no significant changes in internal control over financial reporting that could materially affect internal control over financial reporting, including any material corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct.

(v) All statistical or market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(w) Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, or employee has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”).

(x) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance, in all material respects, with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(y) None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(z) The Company has not received any notice from the NASDAQ regarding the delisting of the Common Stock from the NASDAQ.

(aa) Prior to their issuance the Shares and the Rights will have been duly approved for listing, subject to official notice of issuance, on the NASDAQ.

(bb) The Company (i) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Rights and the Shares, (ii) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Common Stock of the Company (except for the solicitation of exercises of the Rights pursuant to this Agreement) and (iii) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of the anti-manipulation rules under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the solicitation of exercises of the Rights pursuant to this Agreement); provided that any action in connection with the Company’s Dividend Reinvestment Plan will not be deemed to be within the terms of this Section.

(cc) To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement and the Prospectus.

(dd) The statements set forth in the Prospectus under the caption “Description of Securities,” insofar as they purport to constitute a summary of the terms of the Common Stock, under the captions “Certain U.S. Federal Income Tax Considerations” and “Regulation–Business Development Company Regulations,” insofar as they purport to describe the provisions of the laws referred to therein, fairly describe such terms or provisions in all material respects.

(ee) The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act since December 4, 2001 (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act since December 4, 2001, except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

(ff) Except as set forth in the Prospectus, the Company has not, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit in the form of a personal loan to or for any officer or director of the Company in violation of Section 402 of the Sarbanes-Oxley Act.

(gg) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(hh) Any certificate required by this Agreement that is signed by any officer of the Company on behalf of the Company and delivered to the Dealer Managers or counsel for the Dealer Managers shall be deemed a representation and warranty by the Company to the Dealer Managers, as to the matters covered thereby.

2. Agreement to Act as Dealer Managers.

(a) On the basis of the representations and warranties contained herein, and subject to the terms and conditions of the Rights Offering, the Company hereby appoints the Dealer Managers to solicit the exercise of Rights; the Company hereby authorizes other soliciting broker-dealers (each a “Soliciting Dealer” and collectively the “Soliciting Dealers”) that enter into a Soliciting Dealer Agreement with the Dealer Managers in the form attached hereto as Exhibit A to solicit the exercise of Rights.

(b) To the extent permitted by applicable law, the Company agrees to furnish, or cause to be furnished, to the Dealer Managers, lists, or copies of those lists, showing the names and addresses of, and number of Common Stock held by, Record Date Holders as of the Record Date, and the Dealer Managers agree to use such information only in connection with the Rights Offering, and not to furnish the information to any other person except for securities brokers and dealers that have been requested by the Dealer Managers to solicit exercises of Rights.

(c) In rendering the services contemplated by this Agreement, the Dealer Managers acknowledge that it is not authorized to use any solicitation material other than the Prospectus and the Offering Materials (as supplemented or amended, if applicable).

(d) In rendering the services contemplated by this Agreement, the Dealer Managers will not be subject to any liability to the Company or any of their affiliates, for any act or omission on the part of any soliciting broker or dealer (except with respect to the Dealer Managers acting in such capacity) or any other person, and, other than as expressly set forth in this Agreement, no Dealer Manager will be liable for acts or omissions in performing its obligations under this Agreement, except for any losses, claims, damages, liabilities and expenses that have resulted primarily from the bad faith, willful misconduct or gross negligence of such Dealer Manager or by reason of the reckless disregard of the obligations and duties by such Dealer Manager under this Agreement.

3. Dealer Managers’ Fees. In full payment for the services rendered and to be rendered hereunder by the Dealer Managers, the Company agrees to pay the Dealer Managers a fee (the “Dealer Manager Fee”) equal to 4.0% of the aggregate Subscription Price for the Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege. In full payment for the soliciting efforts to be rendered, the Dealer Managers agree to reallow soliciting fees (the “Soliciting Fees”) to Soliciting Dealers equal to 1.0% of the Subscription Price per Share for each Share issued pursuant to the exercise of Rights and the Over-Subscription Privilege where such Soliciting Dealer is so designated on the subscription form, subject to a maximum fee based on the number of shares of Common Stock held by such Soliciting Dealer through The Depository Trust Company (“DTC”) on the Record Date. The Dealer Managers agree to pay the Soliciting Fees to the broker-dealer designated on the applicable portion of the form used by the holder to exercise Rights and the Over-Subscription Privilege, and if no broker-dealer is so designated or a broker-dealer is otherwise not entitled to receive compensation pursuant to the terms of the Soliciting Dealer Agreement, then the Dealer Managers shall retain such Solicitation Fee for Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege. Payment to the Dealer

Managers by the Company will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Managers. Such payment will be made on each date on which the Company issues Shares after the Expiration Date. Payment to a Soliciting Dealer will be made by the Dealer Managers directly to such Soliciting Dealer by check to an address identified by such broker-dealer. Such payments shall be made on or before the [tenth] business day following the day the Company issues Shares after the Expiration Date.

4. Other Agreements.

(a) The Company covenants with the Dealer Managers as follows:

(i) The Company will use its best efforts to cause the Registration Statement to become effective and maintain its effectiveness under the Securities Act.

(ii) The Company will notify, and confirm the notice in writing to, the Dealer Managers promptly (A) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (E) of the receipt of any written notice regarding the suspension of the qualification of the Shares or the Rights for offering or sale in any jurisdiction. The Company will use its best efforts to prevent the issuance of any stop order described in subsection (D) hereunder and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(iii) If necessary or appropriate, the Company will file a Rule 462(b) Registration Statement pursuant and pay the applicable fees in accordance with the Securities Act.

(iv) The Company agrees to make generally available to its security holders as soon as practicable, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Securities Act) covering a period of twelve (12) months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act).

(v) The Company will give the Dealer Managers notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Dealer Managers in connection with the Rights Offering, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 497 of the Securities Act), whether pursuant to the Investment Company Act, the Securities Act, or otherwise, and will furnish the Dealer Managers with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Dealer Managers or counsel for the Dealer Managers shall reasonably object.

(vi) The Company will, without charge, furnish to the Dealer Managers, from time to time during the period when the Prospectus is required to be delivered under the Securities Act (without taking into account Rule 172 under the Securities Act), such number of copies of the Prospectus (as amended or supplemented) as the Dealer Managers may reasonably request for the purposes contemplated by the Securities Act.

(vii) The Company will advise the Dealer Managers promptly of the happening of any event within the period during which a prospectus is required by the Securities Act to be delivered (without taking into account Rule 172 under the Securities Act) in connection with the Rights Offering, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, and, during such time, to prepare and furnish, at the Company’s expense, to the Dealer Managers promptly such number of copies as the Dealer Managers may reasonably request of such amendments or supplements to such Prospectus as may be necessary to reflect any such change.

(viii) Beginning on the date hereof and ending on, and including, the date that is 30 days after the Expiration Date (the “Lock-Up Period”), without the prior written consent of J.P. Morgan Securities Inc., the Company will not (i) directly or indirectly sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except, in each case, for (A) the issuance of the Rights and the issuance and sale of the Shares upon exercise of the Rights as contemplated by this Agreement and, (B) issuances of Common Stock pursuant to any employee or director compensation, dividend reinvestment, savings, benefit or other plan or arrangement of the Company existing as of the date hereof (excluding the exhibits thereto).

(ix) The Company will use the net proceeds from the Rights Offering in the manner as described under the caption “Use of Proceeds” in the Prospectus.

(x) The Company will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code, provided that the Board of Directors of the Company may change such election to be treated as a regulated investment company under Subchapter M of the Code in its sole discretion.

(xi) The Company will apply the net proceeds from the Rights Offering in such a manner as to continue to comply with the requirements of the Investment Company Act.

(xii) The Company will advise or cause the Subscription Agent (A) to advise the Dealer Managers as to the names and addresses (to the extent permitted by applicable law) of all Record Date Holders exercising Rights, the total number of Rights exercised by each Record Date Holder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Managers, the number of Rights exercised on subscription certificates indicating the Dealer Managers as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Managers may reasonably request; and will notify the Dealer Managers, not later than 5:00 P.M., New York City time, on the first business day following the Expiration Date, of the total number of Rights exercised and Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Managers, the number of Rights exercised on subscription certificates indicating the Dealer Managers as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Managers may reasonably request; (B) to sell any Rights received for resale from Record Date Holders exclusively to or through the Dealer Managers, which may, at its election, purchase such Rights as principal or act as agent for the resale thereof; and (C) to issue Shares upon the Dealer Managers’ exercise of Rights no later than the close of business on the business day following the day that full payment for such Shares has been received by the Subscription Agent.

(b) The Company shall not take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the

Rights or the Shares; provided that any action in connection with the Company’s Dividend Reinvestment Plan will not be deemed to be within the meaning of this Section.

(c) Except as required by applicable law, the use of any reference to the Dealer Managers in any Offering Materials or any other document or communication prepared, approved or authorized by the Company in connection with the Rights Offering is subject to the prior approval of the Dealer Managers, provided that if such reference to the Dealer Manager is required by applicable law, the Company agrees to notify the Dealer Managers within a reasonable time prior to such use but the Company is nonetheless permitted to use such reference.

(d) The Company will file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares.

5. Payment of Expenses.

(a) The Company will pay all expenses incident to the performance of its obligations under this Agreement and in connection with the Rights Offering, including, but not limited to, (i) expenses relating to the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) expenses relating to the preparation, issuance and delivery of the certificates for the Shares and subscription certificates relating to the Rights, (iii) the fees and disbursements of the Company’s counsel (including the fees and disbursements of local counsel) and accountants, (iv) expenses, if any, relating to the qualification of the Rights and the Shares under securities laws including filing fees, (v) expenses relating to the printing or other production and delivery to the Dealer Managers of copies of the Registration Statement as originally filed and of each amendment thereto and the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred with respect to filing with FINRA, including the reasonable fees and disbursements of the Dealer Managers’ counsel with respect thereto, (vii) the fees and expenses incurred in connection with the listing of the Rights and the Shares on the NASDAQ, (viii) expenses relating to the printing or other production, mailing and delivery expenses incurred in connection with any Offering Materials, including all reasonable out-of-pocket fees and expenses, if any, incurred by the Dealer Managers, Soliciting Dealers and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Rights Offering to their customers, (ix) the fees and expenses incurred with respect to the Subscription Agent and the Information Agent, (x) all other fees and expenses incurred in connection with or relating to the Rights Offering, and (xi) all reasonable out-of-pocket fees and expenses, if any, incurred by the Dealer Managers in connection with the Rights Offering (including the reasonable fees and expenses of the Dealer Managers’ legal counsel) in an amount not to exceed $100,000.

(b) Except as provided in Section 5(c) below, in the event the transactions contemplated by this Agreement are not consummated, the Company agrees to pay all of the costs and expenses set forth in Section 5(a) which the Company would have paid if such transactions had been consummated.

(c) If this Agreement is terminated by the Dealer Managers for the reasons set forth in Section 9(b), the Company agrees to reimburse the Dealer Managers for all of its reasonable out-of-pocket fees and expenses, if any, incurred by the Dealer Managers in connection with the Rights Offering (including reasonable fees and expenses of the Dealer Managers’ legal counsel) in an amount not to exceed $50,000.

6. Conditions of the Dealer Managers’ Obligations. The obligations of the Dealer Managers hereunder are subject to the accuracy of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to the following further conditions:

(a) The Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the Record Date, or at such later time and date as may be approved by the Dealer Managers; the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 497, as the case may be, of the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Dealer Managers, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise).

(b) On the Representation Date and the Expiration Date, the Dealer Managers shall have received the opinions, dated the Representation Date and the Expiration Date, as applicable, of Sutherland Asbill & Brennan LLP, counsel for the Company, in form and substance satisfactory to counsel for the Dealer Managers, substantially to the effect set forth in Exhibit B hereto.

(c) The Dealer Managers shall have received from Bass, Berry & Sims PLC, counsel for the Dealer Managers, such opinions, dated the Representation Date and the Expiration Date, with respect to the Rights Offering, the Registration Statement, the Prospectus and other related matters as the Dealer Managers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Dealer Managers certificates of the Company, signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company, dated the Representation Date and the Expiration Date, to the effect that the signer of such certificate carefully examined the Registration Statement, the Offering Materials, the Prospectus, and any supplement thereto, and this Agreement and that, to the best of the signer’s knowledge:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as the case may be.

(ii) As of the as of the Representation Date or the Expiration Date, as the case may be, (a) no stop orders with respect to the effectiveness of the Registration Statement have been issued under the Securities Act, and no proceedings have been initiated under Section 8(d) or 8(e) of the Securities Act; (b) the Registration Statement, as amended or supplemented, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (c) the Offering Materials and the Prospectus, each as amended or supplemented, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(iii) Between the time of execution of the Agreement and the Representation Date or the Expiration Date, as the case may be, no Prospectus or amendment or supplement to the Registration Statement or the Prospectus or Offering Materials, including documents deemed to be incorporated by reference therein, were filed to which the Dealer Managers reasonably objected in writing; and all requests for additional information on the part of the Commission have been complied with to the Dealer Managers’ satisfaction.

(iv) Between the time of execution of the Agreement and the Representation Date or the Expiration Date, as the case may be, no Material Adverse Effect has occurred which would make it impracticable or inadvisable to proceed with the Rights Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(v) The financial statements and other financial information included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the periods presented in the Registration Statement.

(e) The Dealer Managers shall have received letters from Ernst & Young LLP, dated the Representation Date and the Expiration Date, respectively, in the form and substance satisfactory to the Dealer Managers.

(f) The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between the Dealer Managers and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, shall be in full force and effect on the Expiration Date.

(g) If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Dealer Managers and its counsel, this Agreement and all obligations of the Dealer Managers hereunder may be canceled at, or at any time prior to, the Expiration Date by the Dealer Managers. Notice of such cancellation shall be given to the Company in writing or by telephone confirmed in writing.

7. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Dealer Manager, each Soliciting Dealer, and their respective partners, directors and officers, and any person who controls such Dealer Manager and or a Soliciting Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (including any amendments or supplements thereto), or any Offering Materials (including any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by any Dealer Manager expressly for use therein, it being understood and agreed that the only such information furnished by such Dealer Manager consists of the information described as such in subsection (b) below.

(b) Each Dealer Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by any Dealer Manager expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or the Offering Materials (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by any Dealer Manager consists of the following information in the Prospectus furnished on behalf of each Dealer Manager: “Distribution Arrangement.”

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Dealer Managers on the other, from the Rights Offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Dealer Managers on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Dealer Managers on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total Dealer Manager Fee received by the Dealer Managers in connection therewith, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Dealer Managers on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Dealer Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Dealer Managers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Dealer Manager be required to contribute any amount in excess of the amount by which the total Dealer Manager Fee received by such Dealer Manager with respect to the offering of the Shares exceeds the amount of any damages that such Dealer Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Dealer Managers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Notwithstanding any other provision of this Section 7, no party shall be entitled to indemnification under this Agreement in violation of Section 17(i) of the Investment Company Act.

8. Representations, Warranties and Agreements to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, and of the Dealer Managers set forth in or made pursuant to this Agreement shall survive the Expiration Date and will remain in full force and effect, regardless of any investigation made by or on behalf of Dealer Managers or the Company or any of its officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares pursuant to the Rights Offering. The provisions of Sections 5 and 7 hereof shall survive the termination or cancellation of this Agreement.

9. Termination of Agreement.

The obligations of the Dealer Managers hereunder shall be subject to termination in the discretion of J.P. Morgan Securities Inc., if (a) after execution and delivery of this Agreement there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in the judgment of J.P. Morgan Securities Inc., make it impracticable or inadvisable to proceed with the issuance of the Rights or the issuance of the Shares upon exercise of the Rights or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus, or (b) since the time of execution of this Agreement and prior to the Expiration Date, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v), in the judgment of J.P. Morgan Securities Inc., makes it impracticable or inadvisable to proceed with the Rights Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus, or (c) since the time of execution of this Agreement , there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act.

10. No Fiduciary Relationship. The Company hereby acknowledges that the Dealer Managers are acting solely as the dealer manager in connection with the Rights Offering, including, without limitation, (i) solicitation of the exercise of Rights, (ii) the purchase of Rights, exercise of Rights and the sale to the public of Shares purchased as described herein. The Company further acknowledge that the Dealer Managers are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Dealer Manager act or be responsible as a fiduciary to the Company or its management, stockholders or creditors or any other person in connection with any activity that the Dealer Managers may undertake or have undertaken in furtherance of the Rights Offering, including any purchase and sale of the Shares, either before or after the date hereof. The Dealer Managers hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Dealer Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Dealer Managers to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Dealer Managers with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer Managers, shall be sufficient in all respects if delivered or sent to J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172, Attn: Syndicate Desk and, if sent to the Company, shall be sufficient in all respects if delivered or sent to the Company, Attention: General Counsel, 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, with out regard to the conflict of laws principles or rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction.

14. Submission to Jurisdiction. Except as set forth below, no claim (a “Claim”) which relates to the terms of this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Dealer Managers or any indemnified party. Each of the Dealer Managers, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company, and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Dealer Managers.

Very truly yours,

MCG CAPITAL CORPORATION

By:

Name:

Title:

The foregoing Agreement is hereby

confirmed and accepted as of the date first

above written.

J.P. MORGAN SECURITIES INC.

(for itself and on behalf of the Co-Dealer Managers)

By:

Name:

Title:

Exhibit A

MCG CAPITAL CORPORATION

Up to 9,500,000 Shares of Common Stock

Issuable Upon Exercise of Transferable Rights

to Subscribe for Such Shares

FORM OF SOLICITING DEALER AGREEMENT

THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

April 18, 2008, UNLESS EXTENDED

March [•], 2008

To Securities Dealers and Brokers:

MCG Capital Corporation, a Delaware corporation (the “Company”), is issuing to its stockholders of record (“Record Date Holders”) as of the close of business on March [•], 2008 (the “Record Date”) transferable rights (“Rights”) to subscribe for an aggregate of up to [9,500,000] shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company upon the terms and subject to the conditions set forth in the Company’s prospectus, as amended or supplemented (the “Prospectus”) dated March [    ], 2008 (the “Rights Offering”). Each such Record Date Holder is being issued one Right for seven (7) shares of Common Stock owned on the Record Date. Such Rights entitle their holders to acquire during the Subscription Period (as hereinafter defined) at the Subscription Price (as hereinafter defined) one Share for each Right, on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Record Date Holder who fully exercises all Rights initially issued to such Record Date Holder will be entitled to subscribe for, subject to allocation, additional Shares (the “Over-Subscription Privilege”) on the terms and conditions set forth in such Prospectus. The Rights are transferable and are listed on the Nasdaq Global Select Market (the “NASDAQ”) under the symbol “MCGCR.”

The Subscription Price will be 88% of the volume-weighted average of the sales price of the Common Stock on the NASDAQ on the five trading days ending on the Expiration Date (defined below). The Subscription Period will commence on March 28, 2008 and end at 5:00 p.m., New York City time on the Expiration Date (the term “Expiration Date” means April 18, 2008, unless and until the Company shall, in its sole discretion, have extended the period for which the Rights Offering is open, in which event the term “Expiration Date” with respect to the Rights Offering will mean the latest time and date on which the Rights Offering, as so extended by the Company, will expire).

The Company has appointed J.P. Morgan Securities Inc., SunTrust Robinson Humphrey, Inc. and RBC Capital Markets Corporation to act as co-dealer managers (the “Dealer Managers”) in connection with the Rights Offering pursuant to the Dealer Manager Agreement, dated March [•], 2008 (the “Dealer Manager Agreement”), among the Company and the Dealer Managers.

For the duration of the Rights Offering, the Company has authorized and the Dealer Managers have agreed to reallow a fee to any qualified broker or dealer executing a Soliciting Dealer Agreement who solicits the exercise of Rights and the Over-Subscription Privilege in connection with the Rights Offering and who complies with the procedures described below (a “Soliciting Dealer”). Upon timely delivery to American Stock Transfer & Trust Company, the Company’s Subscription Agent for the Rights Offering, of payment for Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and of properly completed and executed documentation as set forth in this Soliciting Dealer Agreement, a Soliciting Dealer will be entitled to receive a fee (the “Soliciting Fee”) equal to 1.0% of the Subscription Price per Share so purchased subject to a maximum fee based on the number of Common Stock held by such Soliciting Dealer through The Depository Trust Company on the Record Date; provided, however, that no payment shall be due with respect to the issuance of any Shares until payment therefor is actually received. A qualified broker or dealer is a broker or dealer which is a member of a registered national securities exchange in the United States or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any foreign broker or dealer not eligible for membership who agrees to conform to the Conduct Rules of FINRA, including NASD Rules 2420, 2730, 2740, 2750 and 2790 thereof, in making solicitations in the United States to the same extent as if it were a member thereof.

The Company has authorized and the Dealer Managers have agreed to pay the Soliciting Fees payable to the undersigned Soliciting Dealer, and the Company has agreed to indemnify such Soliciting Dealer on the terms set forth in the Dealer Manager Agreement, dated March [•], 2008, among the Company and the Dealer Managers. Solicitation and other activities by Soliciting Dealers may be undertaken only in accordance with the applicable rules and regulations of the Securities and Exchange Commission and only in those states and other jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof. Compensation will not be paid for solicitations in any state or other jurisdiction in which, in the opinion of counsel to the Company or counsel to the Dealer Managers, such compensation may not lawfully be paid. No Soliciting Dealer shall be paid Soliciting Fees with respect to Shares purchased pursuant to an exercise of Rights and the Over-Subscription Privilege for its own account or for the account of any affiliate of the Soliciting Dealer. No Soliciting Dealer or any other person is authorized by the Company or the Dealer Managers to give any information or make any representations in connection with the Rights Offering other than those contained in the Prospectus and other authorized solicitation material furnished by the Company through the Dealer Managers. No Soliciting Dealer is authorized to act as agent of the Company or the Dealer Managers in any connection or transaction. In addition, nothing herein contained shall constitute the Soliciting Dealers partners with the Dealer Managers or with one another, or agents of the Dealer Managers or of the Company, or create any association between such parties, or shall render the Dealer Managers or the Company liable for the obligations of any Soliciting Dealer. The Dealer Managers shall be under no liability to make any payment to any Soliciting Dealer, and shall be subject to no other liabilities to any Soliciting Dealer, and no obligations of any sort shall be implied.

In order for a Soliciting Dealer to receive Soliciting Fees, the Subscription Agent must have received from such Soliciting Dealer no later than 5:00 p.m., New York City time, on the Expiration Date, either (i) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and full payment for such Shares or (ii) a Notice of Guaranteed Delivery guaranteeing delivery to the Subscription Agent by close of business on the third business day after the Expiration Date of (a) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and (b) full payment for such Shares. Soliciting Fees will only be paid after receipt by the Subscription Agent of a properly completed and duly executed Soliciting Dealer Agreement and a Subscription Certificate designating the Soliciting Dealer in the applicable portion hereof. In the case of a Notice of Guaranteed Delivery, Soliciting Fees will only be paid after delivery in accordance with such Notice of Guaranteed Delivery has been effected. Soliciting Fees will be paid by the Company (through the Subscription Agent) to the Soliciting Dealer by check to an address designated by the Soliciting Dealer below by the tenth business day following the day the Company issues Shares after the Expiration Date.

All questions as to the form, validity and eligibility (including time of receipt) of this Soliciting Dealer Agreement will be determined by the Company, in its sole discretion, which determination shall final and binding. Unless waived, any irregularities in connection with a Soliciting Dealer Agreement or delivery thereof must be cured within such time as the Company shall determine. None of the Company, the Dealer Managers, the Subscription Agent, the Information Agent for the Rights Offering or any other person will be under any duty to give notification of any defects or irregularities in any Soliciting Dealer Agreement or incur any liability for failure to give such notification.

The acceptance of Soliciting Fees from the Company by the undersigned Soliciting Dealer shall constitute a representation by such Soliciting Dealer to the Company that: (i) it has received and reviewed the Prospectus; (ii) in soliciting purchases of Shares pursuant to the exercise of the Rights and the Over-Subscription Privilege, it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the applicable rules and regulations thereunder, any applicable securities laws of any state or jurisdiction where such solicitations were made, and the applicable rules and regulations of any self-regulatory organization or registered national securities exchange; (iii) in soliciting purchases of Shares pursuant to the exercise of the Rights and the Over-Subscription Privilege, it has not published, circulated or used any soliciting materials other than the Prospectus and any other authorized solicitation material furnished by the Company through the Dealer Managers and has not made any written representations concerning the Company to any holders or prospective holders of Shares or Rights other than those contained in such materials or otherwise previously authorized in writing by the Company or otherwise permitted by applicable law; (iv) it has not purported to act as agent of the Company or the Dealer Managers in any connection or transaction relating to the Rights Offering; (v) the information contained in this Soliciting Dealer Agreement is, to its best knowledge, true and complete; (vi) it is not affiliated with the Company; (vii) it will not accept Soliciting Fees paid by the Company pursuant to the terms hereof with respect to Shares purchased by the Soliciting Dealer pursuant to an exercise of Rights and the Over-Subscription Privilege for its own account or the account of any affiliates; (viii) it will not remit, directly or indirectly, any part of Soliciting Fees paid by the Company pursuant to the terms hereof to any beneficial owner of Shares purchased pursuant to the Rights Offering; and (ix) it has agreed to the amount of the Soliciting Fees and the terms and conditions set forth herein with respect to receiving such Soliciting Fees. By returning a Soliciting Dealer Agreement and accepting Soliciting Fees, a Soliciting Dealer will be deemed to have agreed to indemnify the Company and the Dealer Managers against losses, claims, damages and liabilities to which the Company or the Dealer Managers may become subject as a result of the breach of such Soliciting Dealer’s representations made herein and described above. In making the foregoing representations, Soliciting Dealers are reminded of the possible applicability of the anti-manipulation rules under the Exchange Act if they have bought, sold, dealt in or traded in any Shares for their own account since the commencement of the Rights Offering.

Upon expiration of the Rights Offering, no Soliciting Fees will be payable to Soliciting Dealers with respect to Shares purchased thereafter.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Dealer Manager Agreement or, if not defined therein, in the Prospectus.

This Soliciting Dealer Agreement will be governed by the laws of the State of New York.

Please execute this Soliciting Dealer Agreement below accepting the terms and conditions hereof and confirming that you are a member firm of FINRA or a foreign broker or dealer not eligible for membership who has conformed to the Rules of Fair Practice of FINRA, including Sections 2730, 2740, 2420 and 2750 thereof, in making solicitations of the type being undertaken pursuant to the Rights Offering in the United States to the same extent as if you were a member thereof, and certifying that you have solicited the purchase of the Shares pursuant to exercise of the Rights and the Over-Subscription Privilege, all as described above, in accordance with the terms and conditions set forth in this Soliciting Dealer Agreement. Please forward two executed copies of this Soliciting Dealer Agreement to: [J.P. Morgan Securities Inc. Attention: Syndicate Desk, 277 Park Avenue, New York, New York 10172].

A signed copy of this Soliciting Dealer Agreement will be promptly returned to the Soliciting Dealer at the address set forth below.

Very truly yours, J.P. Morgan Securities Inc.

By:

Name:

Title:

PLEASE COMPLETE THE INFORMATION BELOW

Printed Firm Name:	Address:
Contact at Soliciting Dealer
Authorized Signature	Area Code and Telephone Number
Name and Title	Facsimile Number
Dated:
Payment of the Soliciting Fee shall be mailed by check to the following address: